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                                    EXHIBIT J

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Ameristock Mutual Fund, Inc. and to the use of our report dated July 12, 2002, incorporated by reference therein.


/s/ McCurdy & Associates CPA's, Inc.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 10, 2002